                                                                   Exhibit No. 4



                                   (VSNL LOGO)

                          VIDESH SANCHAR NIGAM LIMITED
         REGD. OFFICE: VIDESH SANCHAR BHAVAN, M.G. ROAD, MUMBAI-400001.

                           UNAUDITED FINANCIAL RESULTS
             FOR THE QUARTER AND NINE MONTHS ENDED DECEMBER 31, 2003
                                (IN INDIAN GAAP)


                                                                                                                 (RS. IN MILLIONS)
----------------------------------------------------------------------------------------------------------------------------------
                                                 Unaudited for the Quarter Ended        Unaudited for the Nine    Audited for Year
   Particulars                                               December 31,               Months Ended December 31,  ended March 31,
----------------------------------------------------------------------------------------------------------------------------------
                                                 2003           2002           2002        2003          2002         2003
----------------------------------------------------------------------------------------------------------------------------------
                                                                  **            @@
----------------------------------------------------------------------------------------------------------------------------------
1  Net Sales/Income from operations                7,735         10,030         10,483      23,854        36,239       45,385
----------------------------------------------------------------------------------------------------------------------------------
2  Other Income                                      498            416            416       1,370         1,503        2,205
----------------------------------------------------------------------------------------------------------------------------------
3  Interest on Income Tax Refunds                      -              -              -         490             -          535
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL INCOME                                    8,233         10,446         10,899      25,714        37,742       48,125
----------------------------------------------------------------------------------------------------------------------------------
4  Total Expenditure                               6,461          8,327          7,931      20,501        27,167       33,978
   -------------------------------------------------------------------------------------------------------------------------------
   a. Network Cost                                 5,766          7,355          6,959      17,606        24,419       30,039
   -------------------------------------------------------------------------------------------------------------------------------
   b. Operating and Other Expenses                   462            625            625       1,804         1,720        2,403
   -------------------------------------------------------------------------------------------------------------------------------
   c. Salaries and Related Costs                     233            347            347       1,091         1,028        1,536
----------------------------------------------------------------------------------------------------------------------------------
5  Depreciation                                      428            356            356       1,221         1,067        1,467
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6  Prior Period Adjustments                            -             11             11          10            49          136
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7  PROFIT (+)/ LOSS(-) BEFORE TAX
   AND EXTRAORDINARY ITEM
   (1+2+3)-(4+5+6)                                 1,344          1,752          2,601       3,982         9,459       12,544
----------------------------------------------------------------------------------------------------------------------------------
8  Extraordinary Items:
   a. Expenditure under Voluntary
   Retirement Scheme                                   -              -              -        (955)            -            -
----------------------------------------------------------------------------------------------------------------------------------
   b. Profit from sale of
   Investment in Inmarsat
   Ventures Plc.                                    *941              -              -        *941             -            -
----------------------------------------------------------------------------------------------------------------------------------
9  Profit Before Tax (7+8)                         2,285          1,752          2,601       3,968         9,459       12,544
----------------------------------------------------------------------------------------------------------------------------------
10 Provision for Taxation                            476            934          1,222       1,014         3,569        4,743
   -------------------------------------------------------------------------------------------------------------------------------
     - Current Tax                                   158            968          1,256         840         3,481        4,351
   -------------------------------------------------------------------------------------------------------------------------------
     - Deferred Tax                                  318            (34)           (34)        174            88          392
   -------------------------------------------------------------------------------------------------------------------------------
11 NET PROFIT (+)/LOSS(-) (9-10)                   1,809            818          1,379       2,954         5,890        7,801
----------------------------------------------------------------------------------------------------------------------------------
12 Paid up Equity Share Capital
   (Face value of Rs.10/- per share)               2,850          2,850          2,850       2,850         2,850        2,850
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13 Reserves excluding revaluation
   reserve (As per Balance Sheet
   of previous accounting year)                        -              -              -           -             -       52,654
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14 Basic & Diluted Earning per
   share (not annualised) (Rs.)                     6.35           2.87           4.84       10.36         20.67        27.37
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15 Aggregate of non-promoter shareholding
   -------------------------------------------------------------------------------------------------------------------------------
   a. Number of Shares                        77,752,618     82,303,185     82,303,185  77,752,618    82,303,185   78,556,139
   -------------------------------------------------------------------------------------------------------------------------------
   b. Percentage of Shareholding                   27.28          28.88          28.88       27.28         28.88        27.56
----------------------------------------------------------------------------------------------------------------------------------

** After accounting for impact of adjustments pertaining to period ended September 30, 2002, with respect to interconnect agreements finalised with major domestic operators in November 2002.
@@ Excluding impact of adjustments pertaining to period ended September 30, 2002, with respect to interconnect agreements finalised with major domestic operators in November 2002.

SEGMENTAL REPORTING:

(i) BUSINESS SEGMENTS:

Management has reviewed and revised the reportable business segments to include international telephony, international private leased circuit, frame relay, telex and telegraph as a separate reportable segment "international telephony and related services" for the purpose of evaluating performance and to facilitate decision making on future allocation of resources. Prior period figures including the audited results of March 31, 2003, have been regrouped accordingly.

                                                                                                 (RS. IN MILLIONS)
------------------------------------------------------------------------------------------------------------------
Particulars                          Unaudited for the Quarter  Unaudited for the Nine months      For year Ended
                                        Ended December 31,          Ended December 31,              March 31, 2003
------------------------------------------------------------------------------------------------------------------
                                         2003         2002          2003          2002                (Restated)
------------------------------------------------------------------------------------------------------------------
                                                       @@
------------------------------------------------------------------------------------------------------------------
SEGMENT REVENUE
------------------------------------------------------------------------------------------------------------------
International telephony &
 related services                        6,623        9,404        20,717        33,094                 41,189
------------------------------------------------------------------------------------------------------------------
Other Services                           1,112        1,079         3,137         3,145                  4,196
------------------------------------------------------------------------------------------------------------------
TOTAL                                    7,735       10,483        23,854        36,239                 45,385
------------------------------------------------------------------------------------------------------------------
Less: Inter segment revenue                  -            -             -             -                      -
------------------------------------------------------------------------------------------------------------------
Net sales/Income from                    7,735       10,483        23,854        36,239                 45,385
 operations
------------------------------------------------------------------------------------------------------------------
SEGMENT RESULTS PROFIT (+) / (LOSS) (-) BEFORE TAX AND INTEREST FROM EACH SEGMENT
------------------------------------------------------------------------------------------------------------------
International telephony &
 related services                        1,450        2,863         4,549         9,921                 12,945
------------------------------------------------------------------------------------------------------------------
Other services                             735          895         2,106         2,133                  2,881
------------------------------------------------------------------------------------------------------------------
TOTAL                                    2,185        3,758         6,655        12,054                 15,826
------------------------------------------------------------------------------------------------------------------
Other unallocable expenditure            1,339        1,573         5,488         4,098                  6,022
------------------------------------------------------------------------------------------------------------------
Unallocable Income                       1,439          416         2,801         1,503                  2,740
------------------------------------------------------------------------------------------------------------------
Other Unallocable expenditure
 net of unallocable income                 100       (1,157)       (2,687)       (2,595)                (3,282)
------------------------------------------------------------------------------------------------------------------
TOTAL PROFIT BEFORE TAX                  2,285        2,601         3,968         9,459                 12,544
------------------------------------------------------------------------------------------------------------------
Taxes                                      476        1,222         1,014         3,569                  4,743
------------------------------------------------------------------------------------------------------------------
PROFIT AFTER TAXES                       1,809        1,379         2,954         5,890                  7,801
------------------------------------------------------------------------------------------------------------------

@@ Excluding impact of adjustments pertaining to period ended September 30, 2002, with respect to interconnect agreements finalised with major domestic operators in November 2002.

NOTE ON SEGMENTAL REPORTING:


Revenue and expenses, which are directly identifiable to segments, are attributed to the relevant segment. Expenses on rent of satellite channels & landlines, and royalty and license fee on revenues from operations are allocated based on turnover. Certain expenses such as staff costs, operating and other expenses and depreciation are not allocable to segments and consequently have been classified as "unallocable expenditure".

NOTES:

1. The above results were taken on record by the Board of Directors of the Company at their meeting held on January 21, 2004.

2. The Company introduced a Voluntary Retirement Scheme (VRS) exercisable by eligible employees between May 15, 2003 and July 14, 2003. In accordance with Accounting Standard 26 on Intangible Assets, expenditure incurred under the scheme has been charged to the profit and loss account.

3.* The Company has sold its entire investment in Inmarsat Ventures Plc. during Q3-2003 and realized gain of Rs.941 million.

4. The Company has undertaken a review of the useful lives and carrying value of fixed assets. Pending completion of the review, depreciation has been provided based on rates prescribed in Schedule XIV of the Companies Act, 1956.

5. The financial results for the quarter and nine months ended December 31, 2003, have been subjected to a Limited Review by the Statutory Auditors of the Company.

6. The Company has entered into an arrangement with BSNL under which VSNL's infrastructure will be used for carrying their ILD traffic for one year, following expiry of the current arrangement on February 13, 2004.

7.   Figures of the previous period have been regrouped wherever necessary.

8.   Investor Complaint status:

-----------------------------------------------------------------------------------------
                      Total received during    Total resolved during
Outstanding as on       the quarter ended        the quarter ended      Outstanding as on
October 01, 2003        December 31, 2003        December 31, 2003      December 31, 2003
-----------------------------------------------------------------------------------------
      Nil                      273                      273                    Nil
-----------------------------------------------------------------------------------------


                                            FOR VIDESH SANCHAR NIGAM LIMITED



Place : Mumbai                                         S. K. GUPTA
Date :  January 21, 2004                            MANAGING DIRECTOR